[Letterhead of Mintz, Levin, Cohn,
 Ferris, Glovsky and Popeo, P.C.
 One Financial Center
 Boston, Massachusetts 02111]




                                                               November 21, 1996





State Street Research Capital Trust
One Financial Center
Boston, Massachusetts 02111

Dear Sirs:

         We are furnishing this opinion with a view to your filing the same or duplicates thereof with the Securities and Exchange Commission, Washington, D.C., in connection with the filing of a Rule 24f-2 Notice on Form 24f-2 by you with said Commission with which this opinion or duplicates thereof are to be filed. Said Rule 24f-2 Notice is being filed pursuant to the election made by State Street Research Capital Trust (the "Trust") to register an indefinite number of shares of beneficial interest ("Shares") in the State Street Research Capital Fund, the State Street Research Small Capitalization Growth Fund and State Street Research Small Capitalization Value Fund portfolios of the Trust.

         We act as your legal counsel and have examined all such records, papers and documents as we believe necessary in order to enable us to render the opinion set forth below.

         On the basis of the foregoing we are of the opinion that:

                  1. The Trust was duly organized and is a lawfully existing business trust under the laws of the Commonwealth of Massachusetts.

                  2. The Trust has authorized capital stock consisting of an unlimited number of shares of beneficial interest.

                  3. The 28,700,167 Shares of State Street Research Capital Fund, the 752,828 Shares of State Street Research Small Capitalization Growth Fund and the 532,222 Shares of State Street Research Small Capitalization Value Fund which were sold, as well as the 2,303,164 shares of State Street Research Capital Fund and the


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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.


State Street Research Capital Trust
November 21, 1996
Page 2


         26,191 shares of State Street Research Small Capitalization Value Fund which were issued in connection with dividend reinvestment plans, in each case in the fiscal year ended September 30, 1996 were legally and validly issued and are fully paid and nonassessable.

                                              Very truly yours,

                                              /s/ Mintz, Levin, Cohn
                                              Ferris, Glovsky and Popeo, P.C.
                                              ---------------------------------
                                              MINTZ, LEVIN, COHN, FERRIS,
                                              GLOVSKY AND POPEO, P.C.